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                                                                    Exhibit 10.6

                       RETIREMENT AND RELEASE AGREEMENT
                       --------------------------------


          This Retirement and Release Agreement (the "Agreement") is made and entered into as of the 1st day of June 1999, by and between Highlands Insurance Group, Inc., a Delaware corporation, 1000 Lenox Drive, Lawrenceville, New Jersey ("Highlands") and Richard M. Haverland, a citizen of New Jersey employed by Highlands and its subsidiaries in Lawrenceville, New Jersey (hereinafter "Haverland").

                                  WITNESSETH:

          WHEREAS, Haverland has been employed by Highlands and its subsidiaries as President and Chief Executive Officer and has been a member of the boards of directors of Highlands and certain of its subsidiaries;

          WHEREAS, Haverland wishes to retire and resign from all his positions with Highlands and its subsidiaries, effective June 1, 1999 (except that Haverland shall continue as a member of the Board of Directors of Highlands);

          NOW, THEREFORE, for and in consideration of the agreements, covenants and conditions of this Agreement, the adequacy and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:

          1.  Resignation of Offices and Directorships.  Haverland hereby
              ----------------------------------------
resigns and relinquishes any rights to reinstatement to any and all his offices and directorships with Highlands and each of its subsidiaries, effective June 1, 1999, and shall have no further active duties or responsibilities as of that date (except that Haverland shall continue as a member of the Board of Directors of Highlands).

          2.  Consideration.  Highlands agrees that Haverland shall continue to
              -------------
be paid an amount equal to his salary ($43,750 per month) in semi-monthly payments until December 31, 1999. During this period, Haverland agrees to provide consulting services to Highlands and to assist in the transition of his duties as requested by Highlands. Highlands also agrees to pay Haverland a bonus equal to $231,000.

          3.  Other Benefits.
              --------------

              a. Haverland may continue to participate in Highlands' standard health insurance plans until the earlier of May 31, 2001 or his obtaining employment with another company. Highlands agrees to pay the portion of the cost of such standard health insurance to the extent of and consistent with
Highlands' then current normal payment practices.
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              b.  Haverland shall be paid his earned and unused vacation through
June 1, 1999 and shall be entitled to receive his amounts in the Highlands Insurance Group Employees' Retirement and Savings Plan which are vested as of June 1, 1999.

              c. If Haverland's membership on the Board of Directors of Highlands terminates, such termination shall be treated as a retirement at normal retirement age in connection with the 1995 Directors' Stock Plan Nonstatutory Stock Option Agreement dated January 4, 1996 between Highlands Insurance Group, Inc. and Haverland.

              d. Haverland shall be treated as an employee of Highlands in connection with the Purchase, Redemption and Bonus Agreement dated January 23, 1996 between Highlands and Haverland on the fifth anniversary of such agreement.

          4.  Method of Payment.  The semi-monthly payments shall be sent to
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Haverland via direct deposit into his bank account in accordance with Highlands'
normal payroll practices. The bonus payment shall be paid to Haverland in the payroll following the Effective Date (defined in Section 17).

          5.  No Other Benefits.  Except as specifically stated in this
              -----------------
Agreement, Haverland shall not be entitled to any other compensation or benefits of any kind from Highlands and its subsidiaries.

          6.  Attorneys Fees and Costs.  Highlands shall reimburse Haverland for
              ------------------------
his reasonable attorneys fees and costs incurred in connection with the enforcement of the terms of this Agreement in the event Highlands breaches any terms of this Agreement, including, but not limited to, the fees and expenses incurred in any suit to recover the severance payments and/or benefits due under this Agreement. In the event that Haverland commences such a lawsuit and does not prevail, then Haverland agrees to reimburse Highlands for the reasonable attorneys fees and costs incurred by it in defending such a lawsuit.

          7.  General Releases and Covenants Not to Sue.
              -----------------------------------------

              a. Effective upon the signing of this Agreement, Haverland, for himself and his agents, trustees, attorneys, assigns, estate, heirs,
---
administrators, executors, personal representatives and affiliates (the "Releasing Parties"), hereby remises, releases and forever discharges Highlands and its employees, agents, officers, directors, trustees, attorneys, assigns, subsidiaries and affiliates (the "Released Parties"), of and from all claims, demands, actions, liabilities and other claims for relief of any kind, whether known or unknown, arising at any time out of or relating to the conduct of any of the Released Parties, and any tort or contract claims, whether known or unknown, choate or inchoate, past, present or future concerning or emanating from the conduct or operations of the Released Parties. Haverland acknowledges and understands that the claims being released in this paragraph include, but are not limited to, (i) any claim based on contract or in tort or common law;
(ii) any claim based on or arising under any employment laws, such as the federal Age Discrimination in Employment Act (29 U.S.C. (S) 621 et seq.), Title
                                                                -- ---
VII of the Civil Rights Act of 1964 (42 U.S.C. (S) 2000e et seq.), the Americans
                                                         -- ---
with Disabilities Act (42 U.S.C. (S) 12101 et seq.), the Rehabilitation Act (29
                                           -- ---
U.S.C. (S) 791 et
               --

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seq.), the Employee Retirement Income Security Act (29 U.S.C. (S) 1001 et seq.),
---                                                                    -- ---
the Equal Pay Act (29 U.S.C. (S) 206 (d)(1)), the Civil Rights Act of 1991, and any state laws; (iii) any claim based on or arising out of Haverland's employment by Highlands and/or the termination thereof; and (iv) any claims for compensatory, liquidated or punitive damages, damages for emotional distress, back pay, front pay, benefits, counsel fees, costs and expenses. Haverland understands that, by signing this Agreement, he waives all claims he ever had or now has against any of the Released Parties that arose or may have arisen before he signs this Agreement. This release also applies to any claims brought by any person or agency or any class action under which Haverland may have any right or benefit. Further, Haverland promises never to file a lawsuit asserting any claims that are released by Haverland and promises not to accept any recoveries or benefits which may be obtained on Haverland's behalf by any other person or agency or any class action. Notwithstanding the foregoing, Haverland shall not be deemed to have released the Released Parties from any breach of this Agreement or for any claims for defense, contribution and indemnification as a former employee, officer or director pursuant to Highlands' and its subsidiaries' Articles of Incorporation, Bylaws, insurance contracts, or the corporation law governing them.

              b. Effective upon the signing of this Agreement, Highlands, for itself and its agents, officers, directors, employees, trustees, attorneys, assigns, subsidiaries and affiliates (the "Releasing Parties"), hereby remises, releases and forever discharges Haverland and his agents, trustees, attorneys, assigns, estate, heirs, administrators, executors, personal representatives and affiliates (the "Released Parties"), of and from all claims, demands, actions, liabilities and other claims for relief of any kind, whether known or unknown, including, but not limited to, claims arising at any time out of or relating to the conduct of the Released Parties, any tort, contract or defamation claims, whether known or unknown, choate or inchoate, past, present or future, and any claims concerning or emanating from the conduct or operations of the Released Parties. Notwithstanding the foregoing, Highlands shall not be deemed to have released Haverland from any breach of this Agreement.

              c. Haverland and Highlands further covenant and agree not to sue or otherwise assert a claim against any of the Released Parties for any claims released hereunder. If Haverland or Highlands brings a legal action or asserts a claim against any Released Party in violation of this provision, he or it will be liable to such Released Party for all of its or his expenses and legal fees for opposing such claim, plus any other relief the court may award.

          8.  Confidentiality Provisions.
              --------------------------

              a. In connection with Haverland's employment, Highlands, its subsidiaries, advisors and agents made available to Haverland information which is non-public, confidential or proprietary in nature ("Confidential Material").

              b. By execution of this Agreement, Haverland agrees to treat such Confidential Material confidentially and to observe the terms and conditions set forth herein. For purposes of this Agreement, Confidential Material shall include all non-public information, regardless of the form in which it is communicated or maintained (whether prepared by

                                      -3-
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Highlands or otherwise), that contains or otherwise reflects non-public information concerning Highlands or its subsidiaries obtained in the course of Haverland's employment with Highlands and its subsidiaries, including, but not limited to, non-public information about Highlands and its subsidiaries' (i) existing business and business techniques, (ii) current financial condition,
(iii) agreements, (iv) current agents and employees, (v) current policyholders,
(vi) technology and software and (vii) present or future business plans and strategies.

              c. Except as specifically permitted by this Agreement or as otherwise authorized by Highlands, Haverland will not disclose Confidential Material to any person or entity whatsoever.

              d. In the event that Haverland is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any Confidential Material, Haverland will give Highlands prompt notice of such request or requirement so that Highlands may, at its own expense, have the opportunity to seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained or Highlands waives compliance with the relevant provisions of this Agreement, Haverland will furnish only that portion of the Confidential Material which, in the written opinion of his counsel, is legally required to be disclosed.


              e. Haverland agrees that money damages would not be a sufficient remedy for any breach of this paragraph 8 of this Agreement by him and that in addition to all other remedies, Highlands shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

              f. In the event that Haverland materially breaches the provisions of this paragraph 8 of this Agreement, then Haverland agrees to pay Highlands for its reasonable attorneys fees and costs incurred in connection with the enforcement of these provisions; provided that Highlands prevails in such a lawsuit to enforce the Agreement. In the event that Highlands commences such a lawsuit and does not prevail, then Highlands agrees to reimburse Haverland for the reasonable attorneys fees and costs incurred by his in defending such a lawsuit.

          9.  Entire Agreement; Amendment.  This Agreement contains the entire
              ---------------------------
agreement between the parties hereto with respect to the subject matter hereof, and supersedes and cancels all previous agreements, commitments and writings between the parties, except to the extent such agreements are expressly retained hereunder. This Agreement may not be modified in any manner except by an instrument in writing signed by the parties hereto.

          10. Binding on Successors and Assigns.  This Agreement shall be
              ---------------------------------
binding upon and inure to the benefit of each of the parties hereto, and their respective parents, subsidiaries, affiliates, legal representatives, estates, purchasers, successors, assigns, heirs, administrators, personal representatives, executors and trustees.

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          11.  Governing Law.  This Agreement shall be construed and enforced in
               -------------
accordance with the laws of the State of New Jersey.

          12.  Notices.  All notices, requests, demands and other communications
               -------
hereunder shall be in writing, and shall be deemed to have been duly given if made by hand delivery, by telex, by facsimile transmission or by registered or certified mail (postage prepaid and return receipt requested) or by overnight express delivery service to the parties at the following address (or at such other address for a party as shall be specified by it by like notice):

                    If to Highlands:

                         Highlands Insurance Group, Inc.
                         1000 Lenox Drive
                         Lawrenceville, New Jersey  08648-0426
                         Attn:  Stephen L. Kibblehouse, Esquire
                         Facsimile:  (609) 219-1774

                    If to Haverland:

                         821 Pretty Brook Road
                         Princeton, New Jersey  08540
                         Telephone:  (609) 430-9352
                         Facsimile:  (609) 430-9354

All such notices, requests, demands or other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if delivered by mail; two (2) business days after being sent by overnight express delivery service; when answered back, if telexed; and within one (1) day of confirmed transmission, if sent by facsimile transmission.

          13.  Counterparts.  This Agreement may be executed by each of the
               ------------
parties hereto in separate counterparts and has the same force and effect as if the parties had executed it as a single document.

          14.  Acknowledgment.  Haverland acknowledges that he has been advised
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of his right to consult with an attorney before signing this Agreement and that he has been given a period of twenty-one (21) days to consider the Agreement before signing it.

          15.  Representations.  Haverland represents that he has read the
               ---------------
Agreement and understands it, and that he is signing this Agreement voluntarily and of his own free will, without any coercion or duress. Haverland further warrants and represents that in deciding whether to enter into this Agreement, he is not relying on any promises, statements or representations other than those expressly set forth herein.

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          16.  No Admission.  By offering or entering into this Agreement,
               ------------
Highlands does not admit that it or any of its employees violated any law or any legal right of Haverland and, in fact, Highlands expressly denies liability. Highlands is entering into this Agreement solely for the purpose of effectuating a mutually satisfactory severance of Haverland's employment.

          17.  Effective Date.  This Agreement will not become effective or
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enforceable until seven (7) days after Haverland executes it. Haverland may revoke this Agreement at any time within that seven (7) day period, by sending a written notice to Stephen L. Kibblehouse, Esquire, at the address indicated above. Such written notice may be sent by mail, overnight express delivery service, fax or hand delivery. If a revocation is sent within that seven (7) day period, this Agreement shall be null and void for all purposes. If revocation is not sent within that seven (7) day period, this Agreement will go into effect on the first day immediately following the expiration of said seven (7) day period ("Effective Date").

          IN WITNESS WHEREOF, the parties have caused this Agreement to be properly executed as of the date first written above.


HIGHLANDS INSURANCE GROUP, INC.



By:_____________________________
    Stephen J. Greenberg
    Vice President


________________________________             _______________________________
RICHARD M. HAVERLAND                         Witness


________________________________
Date of Signing

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